Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-265890), of Village Bank and Trust Financial Corp. of our report dated June 23, 2023, relating to our audit of the financial statements and supplemental schedule of the Virginia Bankers Association Defined Contribution Plan for Village Bank (the Plan), which appears in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2022.

/s/ Yount, Hyde & Barbour, P.C.

Richmond, Virginia

June 23, 2023